UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 25, 2017

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 25, 2017, Hub Group Trucking, Inc. (“HGT”), a wholly owned subsidiary of Hub Group, Inc. (the “Company”), entered into a Purchase Agreement (the “Agreement”) with Estenson Logistics, LLC (“Estenson”) pursuant to which HGT will acquire the business and substantially all of the assets of Estenson. Estenson is one of the largest dedicated contract carriers in North America with over 1,200 power units and over 5,000 trailers at approximately 120 customer locations.

Total consideration for the transaction is expected to be approximately $306 million, subject to customary closing and post-closing adjustments (including with respect to working capital and certain capital expenditures made by Estenson in 2017 prior to the closing), including an earnout of up to $6 million in cash subject to Estenson’s performance results in the two years following the closing. The transaction is expected to close on or about July 1, 2017, subject to customary closing conditions and required approvals, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction will be financed with a combination of available cash, an assumption of Estenson’s secured equipment notes and borrowings under a new $350 million unsecured credit facility of the Company that will become effective as of the closing date. The Agreement includes representations, warranties, covenants and agreements customary for transactions of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as exhibit 10.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On May 25, 2017, the Company issued a press release announcing it is entering into the Agreement with Estenson. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 25, 2017, by and among Hub Group Trucking, Inc., Estenson Logistics, LLC, a Nevada limited liability company, Estenson Logistics LLC, a Delaware limited liability company, Timothy J. Estenson, an individual, Timothy J. Estenson and Traci M. Estenson, Trustees of the Timothy J. Estenson and Traci M. Estenson Trust, dated February 23, 2003, Paul A. Truman, The Paul A. And Kristen Truman Living Trust 2009, dated August 6, 2009, and solely for purposes of the certain sections identified therein, Truline Corporation, a Nevada corporation.

99.1	Hub Group, Inc. Press Release dated May 25, 2017.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: May 25, 2017	/s/ Terri A. Pizzuto
	By:	Terri A. Pizzuto
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

10.1	Purchase Agreement, dated as of May 25, 2017, by and among Hub Group Trucking, Inc., Estenson Logistics, LLC, a Nevada limited liability company, Estenson Logistics LLC, a Delaware limited liability company, Timothy J. Estenson, an individual, Timothy J. Estenson and Traci M. Estenson, Trustees of the Timothy J. Estenson and Traci M. Estenson Trust, dated February 23, 2003, Paul A. Truman, The Paul A. And Kristen Truman Living Trust 2009, dated August 6, 2009, and solely for purposes the certain sections identified therein, Truline Corporation, a Nevada corporation.*

99.1	Hub Group, Inc. Press Release dated May 25, 2017.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.